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                                                                    EXHIBIT 23



                   CONSENT OF LEE KEELING AND ASSOCIATES, INC.


As independent oil and gas consultants, Lee Keeling and Associates, Inc. hereby consents to the use of our reserve report dated as of January 1, 2001 and all references to our firm included in or made a part of the Gothic Energy Corporation Form 10-K to be filed with the Securities and Exchange Commission on or about March 28, 2001. We also consent to the references to us under the heading "Experts" in such Form 10-K.


                                          LEE KEELING AND ASSOCIATES, INC.


                                          By: /s/ Kenneth Renberg
                                             -----------------------------------
                                             Kenneth Renberg, Vice President

Tulsa, Oklahoma
March 23, 2001